Exhibit 99.1

LOS ANGELES, CA – (Marketwire - Dec 5, 2012) - Webxu, Inc. ( OTCBB : WBXU ), a media company that owns and operates a network of consumer branded websites and businesses focused on Customer Acquisition, E-Commerce and Mobile Media, today announced the acquisition of M.T. Performance Marketing, Inc. (“MediaTrust”), a leading online performance-based marketing company with an innovative proprietary technology platform, located in Santa Monica, CA.

With the closing of MediaTrust, the combined companies, on a pro-forma basis, project revenues in excess of $20 million in 2012 and strong anticipated growth in 2013. The companies combined Customer Acquisition efforts generate revenue from both Cost-Per-Click and Cost-Per-Action models, with current focus on the Consumer Finance, Education, Automotive, Health Insurance and Investor Relations verticals. The acquisition adds leading, highly scalable, well established online Advertisers and additional business relationships that further strengthen Webxu’s position in the online advertising market.

“We are very excited about the acquisition of MediaTrust,” commented Matt Hill, Webxu Executive Chairman. “Keith Cohn, CEO of MediaTrust and his seasoned management team have built a very reputable brand, an established Advertiser client base and a proprietary high-performance Pay-Per-Click model that connects Advertisers with targeted consumer traffic; all of which we anticipate will synergize very well with our existing business. We expect the closing of this transaction to pave the way for additional acquisitions that will further our growth strategy.”

Via the MediaTrust Performance Exchange (“MTPX”) proprietary platform, MediaTrust provides Advertiser clients with a complete suite of tools and services that optimize the ROI on their online advertising campaigns, and connect them to Publishers’ high-quality consumer traffic. The MTPX platform utilizes a Real-Time-Bid Exchange where Advertisers bid auction-style against one another for targeted Pay-Per-Click ads in order to drive consumer traffic to buy their goods and services. .

“MediaTrust and Webxu operate in the same online advertising space and we see valuable synergies that we intend to capitalize on right out of the gate,” said Keith Cohn, CEO of MediaTrust. “By combining our efforts, we see a tremendous opportunity to increase our overall presence in the marketplace.”

About Webxu, Inc.

Webxu, Inc. ( OTCBB : WBXU ) is a media company that owns and operates a network of consumer branded websites and businesses focused on Customer Acquisition, E-Commerce and Mobile Media. Through its branded consumer websites, Webxu generates revenue by providing Advertiser clients with targeted consumer traffic. Webxu is headquartered in Los Angeles, CA. For more information about Webxu visit http://www.webxu.com.

About MediaTrust Performance Marketing, Inc.

M.T. Performance Marketing, Inc. (“MediaTrust”) is an innovative online performance-based marketing company, located in Santa Monica, CA. Through its proprietary MTPX platform, MediaTrust sells Pay-Per-Click (“PPC”) ad placements beyond the major Search Engines utilizing its proprietary Real-Time-Bid Exchange (RTB). Advertisers bid auction-style against one another for targeted PPC Ads in order to drive consumer traffic to buy their goods and services. MediaTrust provides Advertisers a complete suite of tools and services that enable them to create, manage, and optimize their online advertising campaigns, as well as access to web content and Publishers’ targeted consumer traffic. MediaTrust’s technology, products and suite of services allow Publishers to maximize the value of their consumer traffic. For more information about MediaTrust visit http://www.mediatrust.com.

Cautionary Language Regarding Forward Looking Statements

This release and any attachments contain forward-looking statements within the meaning of the “safe harbor” provisions of the Federal securities laws, including Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties. Words such as “will,” “believe,” “intend,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results and strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to deliver an adequate rate of growth and manage such growth; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites; the Company’s ability to identify and manage acquisitions; the impact of the current economic climate on the Company’s business; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s latest annual report. These forward looking statements are made as of today’s date and, except as otherwise required by law, the Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof.

Contact:

Webxu Media

Mike Roth